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                                  EXHIBIT 10.14

                      (To Common Stock Purchase Agreement)

                                 PROMISSORY NOTE
$1,300,000                                                         April 7, 2004

FOR VALUE RECEIVED, Distributed Delivery Networks Corporation, a Delaware corporation ("MAKER"), hereby unconditionally promises to pay to the order of Amistar Corporation, a California corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000) (the "PRINCIPAL AMOUNT"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below. This Note is made in connection with that certain Common Stock Purchase Agreement, dated as of April 7, 2004 (the "PURCHASE AGREEMENT"), between Maker and Lender. All capitalized terms used herein that are not otherwise defined shall have such meanings as ascribed to them in the Purchase Agreement.

         1. INTEREST RATE. Subject to the terms hereof, the rate of interest prior to the maturity of the indebtedness evidenced hereby, whether by acceleration or otherwise, shall be four and 61/100 percent (4.61%) per annum (the "INTEREST RATE"). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         2. PAYMENT SCHEDULE. Subject to Sections 3 and 6 below, Maker shall pay monthly installments of principal and interest in accordance with the payment schedule set forth below. All payments shall be applied first to any charges due hereunder, then to accrued interest, and then to the principal balance.

                  (a) No amounts shall be due or payable prior to April 7, 2008. On April 7, 2008, all accrued interest shall be added to the Principal Amount and the resulting amount shall be amortized and repaid in seventy-two (72) substantially equal monthly installments, each such payment to be due and payable in arrears on the first (1st) day of each calendar month, commencing on April 7, 2008 and continuing until the Maturity Date (as defined below).

                  (b) The entire outstanding Principal Amount and all accrued interest shall be due and payable in full on April 7, 2014 (the "MATURITY DATE").

         3. PREPAYMENTS.

                  (a) This Note may be prepaid in whole or in part at any time without premium or penalty.

                  (b) All amounts outstanding under this Note shall be prepaid in full immediately prior to (i) Maker's dissolution or liquidation, or (ii) the acquisition by a third party of all or substantially all of Maker's capital stock, equity interests or assets.

                  (c) (i) In addition, Lender shall have the option, at any time (not more than once) on or prior to October 7, 2004, to require Maker to prepay all amounts outstanding under this Note; PROVIDED that this right, which is hereinafter referred to as the "PREPAYMENT," shall be exercisable by Lender if, and only if, Maker's management has failed to provide evidence, satisfactory to


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Lender in its reasonable good faith determination, of interest by a top 10 pharmacy retail chain in the purchase of an automated dispensing machine from Maker for retail pharmacy prescriptions.

                           (ii) The Prepayment shall be subject to Maker's
receipt of requisite consents and compliance with applicable law. In the event Maker is unable to effect the Prepayment due to the foregoing, Maker shall use commercially reasonable efforts to obtain such consents and/or comply with such law (as applicable) in order to effect the Prepayment as soon as reasonably practicable. In addition, the Prepayment shall be subject to and occur concurrently with Maker's (A) redemption (the "REDEMPTION") of Lender's shares of Maker's Common Stock ("COMMON STOCK") under Section 9 of that certain Investor Rights Agreement dated as of the date hereof among Maker, Lender and William Holmes and David Blackburn (President, Harbour Ventures) (the "FOUNDERS") and (B) payment of any bonus to William Holmes that is required under the Employment Agreement between the Maker and William Holmes of even date herewith in accordance with Section 2(ii) thereof ("BONUS").

                           (iii) The Prepayment shall be exercised by written
notice signed by Lender and delivered to Maker as provided in Section 7.4 of the Purchase Agreement. Such notice shall identify the Principal Amount ("PREPAYMENT PRINCIPAL") and the interest ("PREPAYMENT INTEREST" and, together with the Prepayment Principal, the "PREPAYMENT AMOUNT") outstanding under this Note, the number of shares of Common Stock to be sold to Maker in the Redemption and shall notify Maker of the time, place and date for settlement of such repayment and sale, which shall be scheduled by Lender within ninety (90) days following the date of such notice. Subject to Section 3(c)(ii), Maker shall pay, on the date of settlement specified in such notice, the Prepayment Amount, at Lender's option, in cash or by offset against any indebtedness owing to Maker by Lender, or by a combination of both.

                           (iv) In the event the Prepayment Principal being paid
plus the aggregate redemption price to be paid by Maker for the Common Stock pursuant to the Redemption, less any portion of such amounts that are to be paid by offset against any indebtedness owing to Maker by Lender, is greater than (A) 92.5% of (B) (1) the aggregate of Maker's then-current cash and cash equivalents as reflected on its most recent regularly prepared financial statement prepared in accordance with United States generally accepted accounting principles, less
(2) any outstanding liabilities of Maker (including the Prepayment Interest and Bonus, but excluding the Prepayment Principal) (the amount, if any, by which (1) exceeds (2), the "EXCESS CASH") (the product of (A) and (B), the "MAXIMUM CASH AMOUNT"), then the Maximum Cash Amount shall be used to repay the Prepayment Principal and redeem that number shares of Common Stock pursuant to the Redemption so that the proportion that Principal Amount under this Note repaid bears to the Prepayment Principal is equal to the proportion that the number of shares of Common Stock redeemed bears to the total number of shares of Common Stock then held by Lender. In addition, the amount, if any, by which the then-current cash and cash equivalents as reflected on Maker's most recent regularly prepared financial statement prepared in accordance with United States generally accepted accounting principles exceed any outstanding liabilities of Maker (excluding the Prepayment Interest, Bonus and Prepayment Principal), less any Excess Cash, shall be used to pay any Prepayment Interest due Lender and Bonus due William Holmes on a pro rata basis. The Maximum Cash Amount and any additional amounts paid pursuant to the preceding sentence shall be paid on the date of settlement as set forth above. Any Prepayment Amount not repaid in accordance with this Section 3(c)(iv) shall be forgiven and this Note shall be cancelled.


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         4. PLACE OF PAYMENT. All amounts payable hereunder shall be payable in immediately available funds at the office of Lender, 237 Via Vera Cruz, San Marcos, CA 92069, unless another place of payment shall be specified in writing by Lender.

         5. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (a) Maker fails to pay timely any of the principal, interest or other amounts due under this Note on the date the same become due and payable;

                  (b) Maker files any petition or commences any case or other proceeding with respect thereto for relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, liquidation or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or Maker dissolves or ceases to continue to exist, or takes any corporate action in furtherance of any of the foregoing; or

                  (c) an involuntary petition is filed or any case or other proceeding is commenced against Maker (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, liquidator, assignee for the benefit of creditors (or other similar official) is applied for or appointed for Maker or is applied for or appointed to take possession, custody or control of any property of Maker.

         6. REMEDIES. Upon the occurrence and during the continuance of an Event of Default hereunder:

                  (a) all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender (and, in the case of an Event of Default pursuant to Section 5(b) or (c) above, automatically) be immediately due, payable and collectible by Lender pursuant to applicable law; and

                  (b) Lender may exercise any and all rights and remedies it may have under this Note and/or under applicable law.

         All rights and remedies shall be cumulative and not exclusive. The failure of Lender to exercise all or any of its rights, remedies, powers or privileges hereunder or any other agreement or applicable law in any instance shall not constitute a waiver thereof in that or any other instance.

         7. EXPENSES. If any of the installment payments of principal or interest of this Note is not paid when due, an Event of Default shall have occurred, or Maker otherwise breaches its obligations under this Note, Maker shall pay reasonable attorneys' fees to Lender together with reasonable costs and expenses of collection, including, without limitation, any attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of Maker or any party to any agreement or instrument securing this Note.

         8. MAXIMUM RATE. All agreements which either are now or which shall become agreements between Maker and the holder of this Note are hereby expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Note, acceleration of the maturity date of this Note, or otherwise, shall the amount


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paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount of interest permissible under applicable law. If at any time, from any circumstance whatsoever, fulfillment of any provision of this Note or any other agreement between Maker and the holder hereof, shall result in or involve payments or performance which would exceed the maximum legal interest rate, then, ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed said maximum legal interest rate.

         9. WAIVER. Maker, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, presentment, notice of dishonor, protest and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Note shall not affect Maker's liability hereunder.

         10. MISCELLANEOUS. The provisions set forth in Section 7 of the Purchase Agreement are incorporated herein by this reference to the maximum extent applicable, with the Agreement therein referring instead to this Note.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, this Note has been duly executed as an instrument under seal as of the date first set forth above.


                                      MAKER:

                                      Distributed Delivery Networks Corporation, a Delaware corporation


                                      By:    /s/ William K. Holmes
                                             -----------------------------------
                                      Name:  William K. Holmes
                                      Title: President and CEO


ATTEST:

By:    /s/ Gregory Leiser
       ----------------------------
Name:  Gregory Leiser
Title: Executive VP and CFO


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